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                                                                   EXHIBIT 10.9



[MEL BAY LOGO]


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      MEL BAY PUBLICATIONS, INC. .. Over 50 years of Excellence in Music


                       SHEET MUSIC DISTRIBUTION AGREEMENT
                                     BETWEEN




                            Sunhawk.com Corporation

                                      And

                          Mel Bay(R) Publications, Inc.






#4 INDUSTRIAL DRIVE - P.O. BOX 66 - PACIFIC, MISSOURI 63069-0066 - (636)257-3970
         TOLL FREE 1-800-8-MEL BAY (1-800-863-5229) - FAX (636)257-5062
      WEB ADDRESS: http//www.melbay.com - E-MAIL ADDRESS: email@melbay.com


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                       SHEET MUSIC DISTRIBUTION AGREEMENT

       This Sheet Music Distribution Agreement ("Agreement") is made and entered into effective as of 5th day of January, 2000, by and between Mel Bay Publications, Inc., a Missouri corporation ("Publisher"), and Sunhawk.com Corporation ("Licensee"), a Washington corporation, and known as:

                    Business name:      Sunhawk.com Corporation

                    Attention:          VP, Legal and Business Affairs

                    Located at:         223 Taylor Avenue N. Suite 200

                    City, State, Zip:   Seattle, WA 98109-5017

                    Telephone:          206-728-7063        Fax: 206-728-5929

                                    RECITALS

       I. Publisher possesses the right to license the Products (as hereinafter defined).

       II. Licensee distributes digital sheet music and digital audio products via a website which is presently located at the URL. www.sunhawk.com..

       III. Subject to the terms and conditions of this Agreement, (a) Licensee desires to obtain a license from Publisher to distribute Electronic Editions to end users from such website, and (b) Publisher desires to grant such a license to Licensee in order that end users can obtain the Electronic Editions from such website.

                                   AGREEMENTS

       NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, Publisher and Licensee agree as follows;

       1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings given those terms as hereinafter set forth:

              1.1. "AGREEMENT" shall have the meaning given that term in the first paragraph written above.

              1.2.   "BANKRUPTCY CODE" shall have the meaning given that term in
                     Section 8.2.4 below.

              1.3. "CUSTOM COMPILATION" shall mean one or more individual musical compositions (and the related artwork, titles, photographs and likenesses of artists, liner notes, coverwork, and narratives, associated with such compositions) which are included in one or more Products and which have been reordered into an new compilation which differs in order, combination, organization or number of individual musical compositions from the Product or Products; provided, however, that Publisher has approved each such Custom Compilation and set the Suggested Retail Price prior to the first offering of such Custom Compilation for sale.


              1.4.   "EFFECTIVE DATE" means the date first written above.



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              1.5.   "ELECTRONIC EDITION" means a Product or Custom Compilation that has been converted into electronic format using Licensee's Proprietary Format.

              1.6. "END USER LICENSE AGREEMENT" means the end user license agreement that is included in the Solero(R) Viewer and on the Sunhawk.com website as updated from time to time, and applicable to, each Electronic Edition. A copy of the current End User License Agreement is attached hereto as Schedule "C".

              1.7 "EVENTS OF DEFAULT" shall have the meaning given that term in Section 8.2 below.

              1.8. "LICENSEE" shall have the meaning given that term in the first paragraph written above.

              1.9. "LICENSEE'S PROPRIETARY FORMAT" shall mean the electronic digital file formats which are proprietary to Licensee and known generally as Solero(R), Sunhawk(R) Scans and Sunhawk(R) Audio or such other proprietary electronic format agreed to in writing from time to time by Publisher.

              1.10. "LICENSEE'S WEBSITE" shall mean the website located at the URL listed above or such other website or websites from which Licensee offers or advertises Electronic Editions and to which Publisher has given its prior written consent.

              1.11. "PRODUCT" means the musical compositions and compilations or anthologies of compositions, and accompanying artwork, titles, photographs and likenesses of artists, liner notes, coverwork, and narratives, associated with the titles listed on Schedule A (in either sheet music format or on CD-ROM as indicated on such Schedule) or listed on any amendment to such Schedule executed from time to time by Publisher and Licensee. Publisher shall have the right from time to time upon reasonable prior written notice to remove, restrict, or delete any specific composition because of termination for any reason (other than the sale or other transfer) of Publisher's rights therein and such composition shall no longer be deemed an Electronic Edition hereunder. In such event, Licensee's rights with respect to such composition shall be terminated as of the date set forth in such notice. In the event Publisher has knowledge that the rights to any of the Products will terminate prior to the Initial Term of this Agreement, Publisher shall provide the date when it expects the rights to terminate.

              1.12. "PUBLISHER" shall have the meaning given that term in the first paragraph written above.

              1.13.  "REPORT" shall have the meaning given that term in Section
                     4.2 below.

              1.14. "RETAIL LIST PRICE" means Publisher's suggested retail price for the applicable Electronic Edition at the time of sale of the applicable Electronic Edition, less only sales or use tax applicable to the Electronic Edition and charged to end users, discounts (provided that Licensee may only deduct discounts up to 15% of the Suggested Retail Price), credits for returns of the Electronic Editions, and actual credit card, debit card and other online payment system transaction fees (e.g., Trivnet).

              1.15.  "TERM" shall have the meaning given that term in Section
                     8.1 below.

              1.16. "TERRITORY" means worldwide, except for the United Kingdom and Australia and except for Product-specific limitations required because of limitations on Publisher's rights to



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                     such specific Products. Such Product-specific limitations
                     shall be noted on Schedule A or on any amendment to such Schedule.

              1.17. "TRADEMARKS" means the trademarks, trade names, and logos listed on Schedule B hereto, which Schedule may be changed from time to time by Publisher upon reasonable prior written notice to License.

       2.     LICENSE.

              2.1.   LICENSE GRANT.

                     2.1.1. Subject to the terms and conditions of this Agreement, Publisher hereby grants Licensee, and Licensee hereby accepts, a non-exclusive and non-transferable license to distribute Electronic Editions during the Term directly to end users who are located in the Territory. The license granted herein is a license to distribute Electronic Editions solely from Licensee's Website and solely for the non-commercial use of end users. Further, the End User License Agreement shall be posted at all times on the Website and shall be included with Licensee's proprietary viewer used by End Users to access the Electronic Editions. The license granted herein shall entitle Licensee to convert the Products to Licensee's Proprietary Format and to copy and distribute the Electronic Editions in such format; provided that Licensee shall not change the content of the Products except as necessary to convert the Products into Licensee's Proprietary Format or to correct errors, and provided further, that each such copy shall contain the copyright legends and notations that are included on the copies delivered hereunder to Licensee. Custom Compilations shall include such copyright legends and notations as shall be reasonably required by Publisher. Licensee shall promptly correct any errors or disapproved modifications to the Electronic Editions which Publisher brings to Licensee's attention. Licensee agrees that the costs of such conversion shall be at Licensee's sole cost and expense and that Publisher shall retain all copyrights in the Electronic Editions; provided, however, Publisher agrees that it will not own any interest in the file format, any software code, or other proprietary material of Licensee used to convert the Products to Licensee's Proprietary Format or included in the Electronic Editions.

                     2.1.2. Notwithstanding Publisher's ownership of the copyrights in and to the Electronic Editions, Licensee may retain archival copies of each Electronic Edition; provided however, that, following termination of this Agreement for any reason, Licensee shall limit the number of archival copies to a reasonable number per Electronic Edition; and provided, further, that Licensee shall not transfer or assign its rights in such archival copies and Licensee shall have no right to distribute such archival copies, other than pursuant to Section 12.5.

                     2.1.3. The license granted herein shall include the right of Licensee to digitally perform the Electronic Editions solely on and from the Website and from the downloaded Electronic Edition preview files, but only in connection with marketing the Electronic Editions to potential end-users and not otherwise for commercial purposes. Licensee's current digital distribution method makes use of the Solero(R) Viewer. This Agreement grants Licensee all necessary rights to use, distribute and license the Electronic Editions for use with the Solero Viewer, including the song preview, display, print (one licensed copy and one extra copy if the end user encounters printer problems) and playback features of the Solero Viewer. Licensee shall have the right to provide preview samples of the Electronic Editions free of charge through download or audio streaming.



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                     2.1.4. The license granted herein does not give Licensee
                     any right or authority, without Publisher's prior approval:
                     (1) to modify, change or alter any Product or Electronic Edition, including any artwork, coverwork or narratives packaged or included with a Product or Electronic Edition, except as necessary to convert the Product to Licensee's Proprietary Format, to correct errors, or minor changes to cover designs in connection with promotion of the Electronic Editions; (2) to remove or add to any artwork, coverwork, or narratives packaged or included with a Product; (3) to create any derivative work; (4) except with respect to Custom Compilations, to combine Products into any grouping, compilation, arrangement, or anthology of Electronic Editions other than those as produced and delivered to Licensee or (5) post any Electronic Edition on the Website or any other website where the Electronic Editions may be used free of charge, except for excerpts to the Electronic Editions for demonstration purposes which excerpts have been approved in the reasonable discretion of Publisher.

                     2.1.5. Licensee shall have the right to permit third parties, other than as described on Schedule D or otherwise reasonably objected to by Publisher, ("Associates") to link to the Licensee Web Site in order to refer potential customers to Licensee. Licensee shall have the right to contract with Associates and pay such Associates a referral fee as provided in Section 4.1. Licensee agrees that in all cases, Licensee shall maintain control over the Electronic Edition files and all Copy Protection Routines, as hereafter defined.

              2.2. RESERVATION OF RIGHTS. All rights not expressly granted by Publisher to Licensee in this Agreement are hereby reserved by Publisher. Without limiting the generality of the foregoing, Publisher reserves the right to distribute Products directly and/or to grant a license or right to distribute Products to a third party in potential or actual competition with Licensee. Similarly, Licensee shall have the right to distribute products which are in potential or actual competition with Publisher.

              2.3. RESTRICTIONS. Except as expressly provided in this Agreement, Licensee shall not license, transfer, sell, publish, or otherwise make available the Products or the Electronic Editions to others. Licensee shall not: (a) distribute an Electronic Edition to, or for the use of, any individual or entity in violation of any export control laws of the United States; (b) except as required to convert the Products into Licensee's Proprietary Format and except for minor changes to cover designs in connection with promotion of the Electronic Editions, remove or add to any artwork, coverwork, or narratives packaged or included with a Product or Electronic Edition; or (c) remove any copyright or proprietary rights legend from any Product or Electronic Edition.


              2.4. TITLE TO PRODUCT AND ELECTRONIC EDITIONS. All right, title, and interest in the copyrights in each Electronic Edition and in each Product provided by Publisher hereunder shall remain vested with Publisher and/or its applicable suppliers. Nothing in this Agreement shall give Publisher greater rights than it might have under the copyright laws. For example, this Agreement shall not give Publisher ownership rights in content to the extent the content is in the public domain.


              2.5. LICENSEE'S USE. Nothing contained in this Agreement grants Licensee a right or license to use a Product or Electronic Edition except as expressly set forth in Section 2.1.

              2.6. TRADEMARK LICENSE. Publisher hereby grants Licensee a nonexclusive, nontransferable license to use the Trademarks during the Term of this Agreement solely in connection with distribution of the Electronic Editions by Licensee pursuant to this Agreement. In connection



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         with such use, Licensee may use the Trademarks for normal advertising and promotion of the Electronic Editions and display the Trademarks on the Website, subject, however, to (a) written directions from Publisher which withdraws or modifies such authorization, and (b) the further provisions of this Agreement (including, without limitation, Section
         9.3 below). All use of the Trademarks in any marketing or promotion (including, without limitation, advertising or display on the Website) shall contain such notices as may be specified by Publisher from time-to-time, and Licensee shall submit to Publisher for Publisher's approval or disapproval, prior to use, distribution or disclosure, any advertising, promotion, publicity, or webpages in which the Trademarks are used; provided however, that Licensee shall be entitled to make changes to its webpages as long as the Trademarks continue to be used in a manner that was previously approved by Publisher. Licensee agrees not to use any of Publisher's trade names or trademarks except as expressly provided in this Agreement. Licensee shall not have the right to sublicense the Trademarks except that Associates (as defined in Section 2.1.5.) shall have the right to use the Trademarks solely in connection with the activities described in Section 2.1.5., in accordance with the terms of this Section, and subject to Publisher's right in its sole discretion to reject, terminate, or prohibit such by any specific Associate. Publisher shall have the right at reasonable times to review Licensee's and any Associate's use of the Trademarks to determine that all use complies with the provisions of this Agreement.

3.       LICENSEE'S OBLIGATIONS.

         3.1 GENERAL. Licensee shall promote and distribute the Electronic Editions on the terms and conditions contained herein, and shall conduct its business in a manner which will reflect favorably on Publisher and the Electronic Editions, avoid any deceptive, misleading or unethical practices or advertising which is, or could be deemed, detrimental to Publisher, the Electronic Editions, or the public, and comply in all respects with applicable federal, state, and local laws.

         3.2 LICENSEE'S COST. Licensee shall be solely responsible for all expenses it incurs in the promotion and distribution of the Electronic Editions.

         3.3      CONTINUING OBLIGATIONS. Licensee shall:

                  3.3.1 (a) promote the distribution of the Electronic Editions, and (b) develop and maintain the reputation and goodwill of Publisher and the Electronic Editions with Licensee's customers:

                  3.3.2 Support Licensee's customers in respect of the Electronic Editions by providing technical assistance to such customers in the use of Licensee's Proprietary Format at the same level which Licensee provides for its own products, but in no event less than reasonable assistance; and

         3.4 COPY PREVENTION MECHANISMS. Licensee represents and warrants that the software which produces Licensee's Proprietary Format contains software security mechanisms or routines ("Copy Protection Routines") which were designed to limit unauthorized duplication of Products when converted into Licensee's Proprietary Format. Licensee represents and warrants that each copy of an Electronic Edition will be delivered to end users using the Copy Protection Routines. Licensee agrees to monitor the state of the art during the Term of this Agreement and upon learning that such Copy Protection Routines are no longer effective, to use reasonable efforts to either correct or upgrade the existing Copy Protection Routines or to create new software code or another

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         mechanisms designed to reasonably prevent unauthorized duplication of the Electronic Editions. Licensee shall notify Publisher immediately of any such material failure of the security mechanisms and Publisher shall have the right to require Licensee to suspend all distribution of Electronic Editions until Publisher is reasonably satisfied that such mechanisms have been repaired or replaced. Suspension of distribution of Electronic Editions shall be Publisher's sole remedy for such material failure unless such failure is caused by the gross negligence of Licensee or the intentional wrongful behavior of Licensee. Publisher acknowledges that each Electronic Editions will be encrypted with a unique key and that isolated incidents of decryption of individual Electronic Editions, without a compromise of the overall encryption scheme, will not be deemed a material failure of the security mechanism.

4.       FEES AND TAXES.

         4.1 FEES. Licensee shall pay to Publisher a fee equal to sixty percent (60%) of the applicable Retail List Price for each copy of an Electronic Edition distributed by Licensee where the sale results directly from a direct referral link from the Electronic Edition on Publisher's website to the order fulfillment section of Licensee's Website. Licensee shall pay to Publisher a fee equal to fifty percent (50%) of the Retail List Price from sales originating from Licensee's web site or referral links from Associate's Program web sites. Licensee shall be entitled to distribute copies of Electronic Editions at no charge in connection with the promotion of its business or the Electronic Editions. Provided that Publisher has consented to the number of such copies to be so distributed prior to their distribution, no fee shall be due hereunder with respect to such copies. Publisher agrees that such consent shall not be unreasonably withheld, delayed or conditioned.

         4.2 REPORTS AND PAYMENT. Licensee shall provide Publisher with access to online, realtime reports of Electronic Editions sales transactions. Such reports shall be provided as estimates only and shall not be relied upon in place of formal quarterly royalty reports. Commencing on the forty-fifth
                  (45th) day after the end of the first calendar quarter following the Effective Date, and on or before the forty-fifth
                  (45th) day after the end of each calendar quarter thereafter, Licensee shall provide Publisher a report (each a "Report") which lists the number of Electronic Editions distributed during the preceding calendar quarter and the amount of the Gross Receipts therefor. Each Report shall be accompanied by full payment of all fees due Publisher pursuant to Section 4.1 in respect of the calendar quarter to which such Report relates. A late charge equal to the lesser of (a) 18% or (b) the maximum rate allowed by applicable law may be added to past due amounts, other than amounts that are subject to a good-faith dispute. Upon reasonable notice and during normal business hours, Publisher shall have the right to cause an independent CPA to audit the books and records of Licensee with respect to sales of Electronic Editions, but not more than one (1) time during any calendar year unless the previous audit disclosed an underpayment of more than 10% of the amount actually owed, in which case may audit two (2) times during any calendar year. In addition, if any audit discloses an underpayment of more than 10% of the amount actually owed, Licensee shall reimburse Publisher for Publisher's reasonable costs for such audit.

         4.3      TAXES

                  4.3.1    IMPOSED ON LICENSEE. The fees enumerated in Section
                  4.1 above are exclusive of any federal, national, state, municipal or other governmental tax or any fee, license, or

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                  other charge which has the effect of a sale, use or similar tax (collectively, a "Tax") imposed, directly or indirectly, on the transfer of a copy of the Electronic Edition from Publisher to Licensee. Such Taxes shall be paid by Licensee or, in lieu thereof, Licensee shall provide a valid exemption certificate to Publisher and the appropriate taxing authorities.

                  4.3.2 IMPOSED ON PUBLISHER. Although Taxes are not included in the determination of the fees enumerated in Section 4.1 above, such fees shall be paid without reduction of any Tax imposed. In furtherance of the foregoing:

                           4.3.2.1 If any Tax is required by law or regulation to be collected with respect to the distribution of the Electronic Edition to the end user, Licensee shall (a) timely collect such Tax from the end user,
                           (b) timely pay the amount so collected to the applicable national or municipal governmental authority, and (c) if the purchase of the Electronic Edition from Producer is not exempt from such tax, pay to Publisher, at the same time the underlying fee is paid, such additional amounts as might be necessary in order that every net payment after the deduction or withholding of such Tax will be the gross amount of fees that would otherwise be payable hereunder without such withholding or deduction; and

5.       PUBLISHER'S OBLIGATIONS.

         5.1. DELIVERY. Within 20 days after the Effective Date, Publisher shall (a) deliver to Licensee the Products the sheet music in printed form (or digital form if available) and the audio recordings on audio CDs pursuant to this Agreement, and (b) copies of the Trademarks.

         5.2. ROYALTIES. Publisher acknowledges that it might be subject to copyright and other laws, and/or is a party to various agreements with composers, authors, performance rights societies, and mechanical and other licensing agencies, pursuant to which it might owe a fee or royalty because of the distribution of an Electronic Edition by Licensee and the uses by end-users' contemplated under this Agreement (a "Composer's Royalty"). Publisher shall be responsible for the payment of, and shall promptly pay all Composer's Royalties.

         5.3. ADVERTISING. Publisher may, from time to time during the Term, and subject to the terms of this Agreement, include Licensee's name, trade names, trademarks, and internet address as part of Publisher's advertising and promotion of Electronic Editions, either alone or in conjunction with others (including, without limitation the names, trademarks, of other distributors of Electronic Editions). Such advertising and promotion may include, without limitation, print, radio, and/or television advertising. Licensee shall have the right at reasonable times to review Publisher's use of the Licensee trademarks to determine that all use complies with Licensee's quality control and standard trademark use guidelines.

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6.       PUBLISHER'S WARRANTIES AND INDEMNIFICATION.

         6.1. The Products are being distributed to Licensee "AS IS". ACCORDINGLY, PUBLISHER AND ITS SUPPLIERS HEREBY DISCLAIM ALL WARRANTIES, CONDITIONS, AND/OR REPRESENTATIONS, WHETHER EXPRESS, IMPLIED, ORAL OR WRITTEN, INCLUDING, WITHOUT LIMITATION, ANY AND) ALL IMPLIED WARRANTIES OF MERCHANTABILITY, REASONABLE CARE, AND/OR FITNESS FOR A PARTICULAR PURPOSE (WHETHER OR NOT PUBLISHER AND/OR ITS SUPPLIERS KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), IN EACH INSTANCE WITH RESPECT TO (I) THE PRODUCT, OR ANY PART OR ELEMENT THEREOF, AND (II) ANY AND ALL SERVICES PROVIDED HEREUNDER. PUBLISHER AND ITS SUPPLIERS HEREBY DISCLAIM ALL WARRANTIES, CONDITIONS, AND/OR REPRESENTATIONS OF TITLE.

         6.2. Licensee is not authorized to modify any representations and/or warranties contained in the End User License Agreement with respect to a Product or Electronic Edition or to make any additional representations and/or warranties with respect to a Product or Electronic Edition without Publisher's prior written approval.

         6.3 INDEMNIFICATION. Subject to the terms and conditions of this Agreement, Publisher agrees to indemnify, defend and hold Licensee harmless from and against any and all claims, injuries, losses, and expenses including, without limitation, reasonable attorney's fees, which Licensee might incur and which might arise out of the breach of this Agreement by Publisher. Specifically, Publisher agrees to indemnify, defend and hold Licensee harmless from and against any and all claims, injuries, losses, and expenses including, without limitation, reasonable attorney's fees, arising from infringement claims associated with the Products licensed to Licensee, and Publisher's failure to obtain all necessary licenses and pay all necessary fees associated with the rights granted to Licensee under this Agreement.

7.       DAMAGES AND LIMITATION OF LIABILITY.

         7.1. CONSEQUENTIAL DAMAGES. EXCEPT WITH RESPECT TO THE WILLFUL VIOLATION OF INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, EVEN IF THE APPLICABLE PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         7.2.     RISK ALLOCATION. The provisions of this Section 7 and of
         Section 6 above represent a reasonable allocation of the risks under this Agreement. Publisher's willingness to grant the license herein granted reflects this allocation of risk.

8.       TERM AND TERMINATION.

         8.1. TERM. The initial term ("Initial Term") of this Agreement shall commence on the Effective Date and shall terminate on December 31, 2004 unless earlier terminated as hereafter provided. The term of this Agreement shall renew automatically for successive one (1) year terms (each a "Renewal Term") unless this Agreement is terminated at the end of the Initial Term or the then effective Renewal Terms upon at least 120 days prior written notice.

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       8.2.   TERMINATION BY PUBLISHER. Publisher may terminate this Agreement immediately, in addition to exercising any other rights and remedies provided at law or in equity, upon the happening of one or more of the following events (herein called "Events of Default"):

              8.2.1 If Licensee breaches any provision of this Agreement and fails to cure such breach within fifteen (15) days (or commences in good faith to cure such breach within fifteen
                     (15) days if the cure cannot be reasonably effected within that time period) after Publisher gives Licensee written notice thereof; or

              8.2.2 If (a) Licensee voluntarily files a petition for relief under the Bankruptcy Code of 1978, as amended, 11 U.S.C. 101 et. seq., as hereafter amended from time-to-time (the "Bankruptcy Code"), (b) an order for relief under the Bankruptcy Code is entered against Licensee following the filing of an involuntary petition for relief under the Bankruptcy Code against Licensee, (c) an involuntary petition for relief under the Bankruptcy Code is filed against Licensee and the proceeding initiated by such filing is not terminated within 30 days after the day on which such involuntary petition is filed, (d) Licensee makes an assignment for the benefit of its creditors, (e) a receiver is appointed for Licensee or any of its assets, or
                     (f) any assets of Licensee are attached or foreclosed.

9.     TERMINATION PROCEDURES.

       9.1. DUTIES UPON TERMINATION. Upon termination of this Agreement for any reason, Licensee shall promptly: (a) return to Publisher the original copies of the Products and Trademarks which Publisher originally provided to Licensee; (b) remove all Trademarks from the Website and any other Product-specific advertising materials then used by Licensee; (c) remove all references to any of the Products or Electronic Editions on any page of the Website, except for references to the Products and Trademarks which resellers are permitted to make under the law; and (d) cease offering distribution of the Electronic Editions.

       9.2. EFFECT OF TERMINATION. Termination of this Agreement shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve Licensee of its obligation to pay all fees properly due that accrued prior to such termination.

       9.3. TRADEMARKS AND TRADE NAMES. If this Agreement is terminated, except as provided in Section 9.1(c) above, Licensee shall immediately discontinue all advertising and publicity that refers to, references or uses Publisher's trade name or Trademarks, and Licensee shall immediately remove from Licensee's Website all signs and materials that refer to, reference or use the Publisher trade name or trademarks, and the Electronic Editions. Licensee acknowledges that breaching these obligations could cause irreparable harm to Publisher, and that monetary damages would be inadequate to compensate Publisher for Licensee failing to comply with these post-termination obligations.

10.    LICENSEE'S REPRESENTATIONS AND INDEMNIFICATION.

       10.1. AUTHORITY. Licensee represents and warrants that (a) it has the right to enter into this Agreement without the consent of any third party, and (b) Publisher's use of Licensee's name, trademarks and/or Licensee's Website address in accordance with Section 5.2 above (or any other provision of this Agreement) shall not infringe (or otherwise violate) the rights of any third party.

       10.2. INDEMNIFICATION. Licensee agrees to indemnify and hold Publisher harmless from and against any and all claims, injuries, losses, and expenses including, without limitation, attorney's fees, arising out of (a) the breach of this Agreement by Licensee, (b) any misrepresentation by Licensee in connection with Publisher and/or an Electronic Edition, and/or (c) any other wrongful conduct of Licensee (including, without limitation, its agents and employees).

11. CONFIDENTIAL INFORMATION. If either party desires that documents and other information provided to the other party under and in furtherance of this Agreement be held in confidence, the disclosing party agrees to identify such information as "Confidential" or "Proprietary" (collectively, "Confidential Information"). ". Licensee agrees forever not to (a) disclose Confidential Information, or (b) use Confidential Information, in each instance other than for purposes expressly provided for in this Agreement.

12.    GENERAL.

       12.1. INDEPENDENT CONTRACTOR. Licensee shall carry out its duties and obligations under this Agreement as an independent contractor and not as a joint venturer with Publisher or an agent of Publisher, and Licensee's performance shall not be subject to supervision or control by Publisher, but shall be subject solely to the terms of this Agreement. In furtherance of the foregoing but without limiting the generality thereof, Licensee shall not make any agreements, representations and/or warranties on behalf of Publisher.

       12.2. GOVERNING LAW. This Agreement shall be in all respects governed by, and construed in accordance with the laws of the State of New York without regard to the conflict of law provisions thereof.

       12.3. ENTIRE AGREEMENT. Except for written agreements which are expressly referenced herein, this Agreement supersedes and cancels all prior and contemporaneous agreements, written or oral, between the parties hereto with respect to the subject matter hereof and constitutes the entire understanding between the parties with respect to the subject matter hereof.

       12.4. FORCE MAJEURE. Subject to the further provisions of this Section 12.4, any delays or failures by either party hereto in the performance of the obligations hereunder shall be excused if and to the extent such delays or failures are caused by occurrences beyond such party's control, including, without limitation, acts of God, strikes or other labor disturbances, war, whether declared or not, sabotage, and/or any other cause or causes, whether similar or dissimilar to those herein specified, which cannot reasonably be controlled by such party. The period of excused performance pursuant to the foregoing shall be (and only shall be) the actual period during which such an occurrence continues. Accordingly, neither party hereto shall have the right to terminate this Agreement for cause on account of a failure of the other party timely to perform its obligations hereunder during the period of such excused performance pursuant to the foregoing. Notwithstanding the foregoing, delays or failures by Licensee in the payment of money shall not be excused for any reason.

       12.5. ASSIGNMENT. This Agreement may not be assigned, transferred, pledged or hypothecated by Licensee, whether voluntarily, involuntarily, by operation of law or otherwise, and Licensee may not subcontract to another any of the obligations of Licensee under this Agreement, in each instance without the prior written consent of Publisher, given in its reasonable discretion. Licensee acknowledges that withholding of consent because the assignee is a competitor of Publisher shall be deemed reasonable.

       12.6. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or any application thereof finally shall be declared by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement or any application thereof shall not in any way be affected or impaired, except that, in such an event, this Agreement shall be amended in such respects as are necessary to provide the party adversely affected by such declaration with the benefit of its expectation, such expectation being evidenced by the provision(s) affected by such declaration, to the maximum extent legally permitted. The parties hereto shall negotiate the terms of such amendment in good faith but, in the event they do not reach an agreement in that regard for any reason, the court in which the aforesaid declaration is made shall have the right to effectuate such amendment or, if that is not possible, provide the party adversely affected by such declaration with another appropriate remedy.


       12.7. MODIFICATIONS AND AMENDMENTS. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. Accordingly, no course of conduct shall constitute an amendment or modification of this Agreement.


       12.8. SECTION HEADINGS. Headings of articles and sections in this Agreement are for the convenience of the parties only. Accordingly, they shall not constitute a part of this Agreement when interpreting or enforcing this Agreement.

       12.9.  BREACH AND WAIVER. No waiver of any breach of this Agreement shall
       (a) be effective unless it is in a writing which is executed by the party charged with the waiver, or (b) constitute a waiver of a subsequent breach, whether or not of the same nature. All waivers shall be strictly construed. No delay in enforcing any right or remedy as a result of a breach of this Agreement shall constitute a waiver thereof.

       12.10. SURVIVAL OF TERMS. All of Publisher's and Licensee's respective obligations, representations and warranties under this Agreement which are not, by the expressed terms of this Agreement, fully to be performed while this Agreement is in effect shall survive the termination of this Agreement for any reason.

       12.11. BINDING AGREEMENT. Subject to the provisions of Section 12.5 above, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Specifically, the rights and obligations set forth in this Agreement shall continue with respect to the Electronic Editions notwithstanding any sale, assignment, licensing or other transfer of rights in the Products by Publisher.

       12.12. DEFINED TERMS AND USE OF TERMS. All defined terms used in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular and/or plural, in each instance as the context and/or particular facts might require. Use of the terms "hereunder", "herein", "hereby", and similar terms refer to this Agreement.

       12.13. RECITALS. The recitals to this Agreement are hereby incorporated herein as an integral part hereof.

       12.14. CUMULATIVE REMEDIES. Except as otherwise provided herein, no right or remedy conferred by this Agreement is exclusive of any other right or remedy conferred herein or by law or in equity; rather, all of such rights and remedies are cumulative of every other such right or remedy and may be exercised concurrently or separately from time-to-time.

       12.15. NOTICES. Except as otherwise specifically enumerated in this Agreement, (a) all notices required by this Agreement shall be in writing, (b) notices from Licensee to Publisher shall be delivered or mailed to Mel Bay Publications, Inc. at #4 Industrial Drive, Pacific, Missouri 63069, Attn: William Bay, and (c) notices from Publisher to Licensee shall be delivered or mailed to Licensee at the address set forth on the first page of this Agreement. Any notice to be given hereunder shall be deemed given and received if delivered personally, when received, or if mailed, three (3) days after being mailed certified mail, postage prepaid.

       12.16. NO BATTLE OF FORMS. Each order of Licensee's shall be deemed to incorporate this Agreement by reference. No terms in any such order that vary from the terms of this Agreement shall be of any force and effect, whether or not Publisher signs such order or otherwise indicates its acceptance, unless Publisher expressly refers to the specific variances in question as constituting a modification of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have duly executed and have caused this Agreement duly to be executed and delivered as of the Effective Date.

LICENSEE                                    PUBLISHER

Sunhawk.com Corporation                     Mel Bay Publications, Inc.


Signature: /s/ MARLIN J. ELLER              Signature: /s/ WILLIAM A. BAY
          ----------------------                      -------------------------

Name:  Marlin J. Eller                      Name:
     ---------------------------                 ------------------------------
Title:     CEO                              Title:
      --------------------------                  -----------------------------

                                   SCHEDULE A

                                    PRODUCTS

                                   SCHEDULE B

                                   TRADEMARKS

YOU CAN TEACH YOURSELF(R) (INCLUDING STYLIZED VERSION)

[MEL BAY LOGO]

                                   SCHEDULE C

END USER LICENSE AGREEMENT

                                   Schedule C
                           End User License Agreement

SUNHAWK.COM CORPORATION

SOLERO(R) VIEWER LICENSE AGREEMENT -- VERSION 6/16/99

NOTICE TO USER:

PLEASE READ THIS DOCUMENT CAREFULLY BEFORE PROCEEDING. THIS IS THE MOST CURRENT VERSION OF SOLERO(R) VIEWER LICENSE AND REPLACES ANY EARLIER VERSION OF THE LICENSE WHICH APPEARED WHEN YOU INSTALLED YOUR VIEWER.

THIS AGREEMENT LICENSES THE SOLERO VIEWER SOFTWARE TO YOU AND CONTAINS WARRANTY AND LIABILITY DISCLAIMERS. THIS AGREEMENT ALSO GOVERNS ANY MUSIC OR OTHER CONTENT WHICH SUNHAWK.COM MAKES AVAILABLE FOR USE WITH THE SOLERO VIEWER. BY CLICKING THE "DOWNLOAD" BUTTON, OR BY TAKING ANY OTHER ACTION TO DOWNLOAD CONTENT, YOU ARE AGREEING TO BECOME BOUND BY THE TERMS OF THIS AGREEMENT AND CONFIRMING YOUR ACCEPTANCE OF THE SOFTWARE. PROCEEDING TO DOWNLOAD CONTENT SHALL BE DEEMED ACCEPTANCE OF THE TERMS OF THIS AGREEMENT. IF YOU DO NOT WISH TO DO SO, DO NOT CLICK "DOWNLOAD" AND DO NOT TAKE ANY OTHER ACTION TO DOWNLOAD CONTENT.

"Software" means the Solero(R) Viewer and related explanatory written materials as well as any upgrades, modified versions or updates of the Software provided to you by Sunhawk.com Corporation ("Sunhawk.com").

"Content" means (i) any music, text, graphics or other content in Solero(R), Sunhawk(R) Audio, MIDI or any other digital form which is directly or indirectly obtained from Sunhawk.com, (ii) any music, text, graphics or other content in Solero, Sunhawk Audio, MIDI or any other digital form which may be generated by the Software from Content, and (iii) any upgrades, modified versions or updates of the Content.

"Printed Content Copy" means the paper copy that you are permitted to make when you use the print function of the Solero Viewer to create a print copy from the Content--for example, a paper copy of sheet music you have downloaded from the Sunhawk.com site.

1. GRANT OF LICENSE TO THE SOLERO VIEWER; LICENSE RESTRICTIONS.

Upon your acceptance of this Agreement, Sunhawk.com grants to you (the end-user) a nonexclusive, non-transferable, revocable license to use the Software only as follows:

1.1 You may install and use the Software on a single computer only, and make backup copies of the Software for use only on that same computer.

1.2 You may not sell, transfer, distribute, rent, modify, create derivative works, lease, or sublicense the Software, or any rights to use the Software, to any other person or entity.

1.3 You may not use, or transfer or copy the Software for use, on another computer, network, or computer system that can be remotely accessed.

1.4 The Software may only be used to view, play and print encrypted Solero and Sunhawk Audio files which have been produced by, or under written license from, Sunhawk.com.

2. CONTENT LICENSE TERMS; LICENSE RESTRICTIONS

Upon your acceptance of this Agreement and your payment to Sunhawk.com of applicable license fees, Sunhawk.com grants to you (the end-user) a nonexclusive, non-transferable, revocable license to use the Content (for which you have paid applicable license fees) only as follows:

2.1 You may install and use the Content on a single computer only, and make backup copies of the Content for use only on that same computer.


2.2 Unless expressly stated otherwise in writing by Sunhawk.com when you obtain or use the specific Content (i) you are licensed to print only one (1) Printed Content Copy (e.g., one (1) copy of a sheet music title you have downloaded), and (ii) you may not make additional Printed Content Copies or duplicate the Printed Content Copy.


2.3 The Content and Printed Content Copy are for your personal, non-commercial use only. Public Performance, public display, or synchronization with video tape or film is expressly prohibited. Except for the stated limited use, you may not duplicate, adapt, arrange and/or transmit Content or the Printed Content Copy in any way. Specifically, you may not include the Content or Printed Content Copy in any other publication or product, on any Web site, or on any computer network. You agree to comply with all other terms, conditions and restrictions concerning the Software, Content and Printed Content Copy which may appear on the Sunhawk.com web site, Content or Printed Content Copy.

2.4 You may not sell, transfer, distribute, rent, modify, create derivative works, lease, or sublicense the Content, or any rights to use the Content, to any other person or entity.

2.5 You may not use, or transfer or copy the Content or Printed Content Copy for use, on another computer, network, or computer system that can be remotely accessed.

2.6 You may not convert the Content from the Solero or Sunhawk Audio format into another digital file format, or use the Content in the Solero Editor or in any third party software.

2.7 Unless expressly stated otherwise in writing by Sunhawk.com when you obtain or use the specific Content, Content may be used with the Solero Viewer only.


3. Intellectual Property.. The Software, Content, Solero and Sunhawk Audio files and file formats, and all related intellectual property rights (including images, video, audio, music and text incorporated into the Software and Content) are owned by Sunhawk.com or its Content providers and are protected by United States Copyright Law, state trade secret laws, International Treaty provisions and other applicable laws. The Software, Solero and

         Sunhawk Audio files and formats, and their structure, organization and code are the valuable trade secrets of Sunhawk.com. You may not modify, adapt, translate, disable or circumvent any feature in the Software or Solero and Sunhawk Audio files and formats for the protection of intellectual property rights, reverse engineer, decompile, disassemble or otherwise attempt to discover the source code of the Software, Solero and Sunhawk Audio files and formats, or install or use them in a manner contrary to this Agreement. You may use trademarks appearing on or associated with the Software only to identify printed output produced by the Software, in accordance with accepted trademark practice, including identification of the trademark owner's name. Such use of any trademark does not give you any rights of ownership in that trademark. This is a license of certain limited rights and is not a sale. Except as stated above, this Agreement does not grant you any intellectual property rights in the Software, Content, Solero and Sunhawk Audio files and formats, or Printed
         Content Copy. All rights not specifically granted in this Agreement, including Federal and International Copyrights, are reserved.

         4. U.S. Government Restricted Rights. The Software and Content are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the United States Government is subject to restrictions as set forth in subparagraph (c)(l)(ii) of "The Rights in Technical Data and Computer Software" clause at DFARS 252.227-7013 or subparagraphs
         (c)(1) and (2) of the "Commercial Computer Software -- Restricted Rights" clause at 48 CFR 52.227-19, as applicable. Manufacturer is Sunhawk.com Corporation, 223 Taylor Avenue N., Seattle, WA 98109.

         5. Equitable Remedies. You agree that any breach of Section 1, 2 or 3 of this Agreement shall cause irreparable harm to Sunhawk.com and its suppliers which shall be entitled to receive equitable relief for such breach. You will at your expense defend and indemnify Sunhawk.com against all liabilities, damages, claims, fines and expenses (including reasonable attorney's fees) arising out of your breach of this Agreement.

         6. Credit Card and Password Security. Since you may be liable for the unauthorized use of your credit card, you should familiarize yourself the terms and conditions imposed by the credit card issuer for notification requirements and limitations on Customer's liability for loss, theft or unauthorized use. SUNHAWK.COM DISCLAIMS ANY LIABILITY FOR ANY USE OF YOUR CREDIT CARD, INCLUDING ANY LOSS, THEFT OR UNAUTHORIZED USE THEREOF. If you join the Music Lover's Club you will receive a confidential password. It is essential to keep your password confidential. You agree to keep your password confidential, and any failure of Customer to do so shall be deemed a material breach of this Agreement. You will at your expense defend and indemnify Sunhawk.com against all liabilities, damages, claims, fines and expenses (including reasonable attorneys' fees) arising out of your breach of this provision.

         7. No Product Support. PRODUCT SUPPORT FOR THE SOFTWARE IS NOT
         PROVIDED.

         8. No Warranty. The Software and Content is being delivered to you AS IS and Sunhawk.com and its suppliers make no warranty as to its use or performance. SUNHAWK.COM AND ITS SUPPLIERS DO NOT AND CANNOT WARRANT THE PERFORMANCE OR RESULTS YOU MAY OBTAIN BY USING THE SOFTWARE OR CONTENT. SUNHAWK.COM AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AS TO NONINFRINGEMENT OF THIRD PARTY RIGHTS, TITLE, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE. YOU BEAR THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE SOFTWARE AND

         CONTENT. SHOULD THE SOFTWARE OR CONTENT PROVE DEFECTIVE IN ANY RESPECT, YOU AND NOT SUNHAWK.COM OR ITS SUPPLIERS ASSUME THE ENTIRE COST OF ANY SERVICE OR REPAIR.

         9. Limitation of Liability. IN NO EVENT WILL SUNHAWK.COM OR ITS SUPPLIERS BE LIABLE TO YOU FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR ANY LOSS OF REVENUE OR PROFITS, EVEN IF A SUNHAWK.COM REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS OF WHETHER THE CLAIM IS BASED UPON ANY CONTRACT, TORT OR OTHER LEGAL OR EQUITABLE THEORY. SUNHAWK.COM AND ITS SUPPLIER'S TOTAL LIABILITY UNDER THIS AGREEMENT WILL BE LIMITED TO THE LICENSE FEES (INCLUDING ANY "MUSIC LOVER'S CLUB" MEMBERSHIP FEES) WHICH YOU PAID TO SUNHAWK.COM FOR THE SOFTWARE AND CONTENT. Some States do not allow the exclusion or limitation of incidental or consequential damages, or the exclusion of implied warranties or limitations on how long an implied warranty lasts, so the above limitations or exclusions may not apply to you. The limited warranty, exclusive remedies and limited liability set forth above are fundamental elements of the basis of the bargain between Sunhawk.com and you. You agree that Sunhawk.com would not be able to provide the Software and Content on an economic basis without such limitations.

         10. Governing Law; Export. This Agreement will be governed by the laws of the United States and the State of Washington, excluding the application of its conflicts of law rules. You consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Seattle, Washington. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly excluded. You agree that the Software will not be shipped, transferred or exported into any country or used in any manner prohibited by the United States Export Administration Act or any other export laws, restrictions or regulations.

         11. General Provisions. You represent and warrant that any name, address, credit card or other information you may provide to Sunhawk.com will be your true name, address, credit card or other information. Any modification of this Agreement must be in writing from Sunhawk.com. If any part of this Agreement is found void or unenforceable, it will not affect the validity of the rest of the Agreement, which shall remain valid and enforceable according to its terms. The controlling language of this Agreement is English. If you have received a translation in another language, it has been provided for your convenience only. This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supersedes any and all written or oral agreements previously existing between the parties with respect to such subject matter. This Agreement will bind and inure to the benefit of each party's successors and assigns, provided that you may not assign this Agreement, in whole or in part, without Sunhawk.com's prior written consent. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

         12. Changes to Terms. SUNHAWK.COM RESERVES THE RIGHT TO CHANGE THIS AGREEMENT AT ANY TIME BY POSTING CHANGES ONLINE. IF THIS AGREEMENT IS REVISED, THE CHANGES WILL BE POSTED THROUGH THE "LICENSE AGREEMENT" LINK ON THE "DOWNLOAD" PAGE OF SUNHAWK.COM'S WEB SITE. A MORE RECENT DATE AT THE TOP OF THE POSTED AGREEMENT THAN THE DATE AT THE TOP OF THIS AGREEMENT WILL LET YOU KNOW THAT A CHANGED AGREEMENT HAS BEEN POSTED. YOUR NON-TERMINATION OR CONTINUED USE OF THE SOFTWARE AFTER CHANGES ARE POSTED CONSTITUTES YOUR ACCEPTANCE OF THIS

         AGREEMENT AS MODIFIED BY THE POSTED CHANGES.

         13. Termination. This Agreement and the rights and licenses granted to you under this Agreement shall automatically terminate upon failure by you to comply with its terms. Within five (5) days after termination, you will return or destroy all copies of the Software and Content in your possession. Upon request, you will certify to Sunhawk.com that all copies of the Software and Content have been returned to Sunhawk.com or destroyed. The exercise by Sunhawk.com of any remedies under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise. The rights and obligations of the parties under Sections 1 through 13 will survive the expiration or termination of this Agreement.

         Copyright (c) 1995-99 Sunhawk.com Corporation. All rights reserved. SOLERO and SUNHAWK are trademarks of Sunhawk.com Corporation.

                                   Schedule D
                          Associates Program Criteria

           A Web site will be deemed inappropriate for the Sunhawk.com Associate's Program if the Web site does any of the following:

           1. Promotes discrimination based on race, sex, religion, nationality, disability, sexual orientation or age.

           2. Promotes sexually explicit materials.

           3. Promotes violence

           4. Promotes unlawful activities

           5. Violates intellectual property rights